News Release
February 9, 2017
Erin Energy Announces Debt Financing

HOUSTON, February 9, 2017 - Erin Energy Corporation (Erin Energy or the Company) (NYSE MKT:ERN) (JSE:ERN) announced today that it, together with its subsidiary Erin Petroleum Nigeria Limited (EPNL), has entered into a three-year secured Pre-Export Finance Facility Agreement (Facility) with The Mauritius Commercial Bank Limited (the Lender) . The Facility provides for a total commitment of USD $100 million and bears an interest rate of three-month LIBOR plus a 6% margin. The Facility will be repaid under a sculpted amortization schedule beginning on June 30, 2017 and ending on December 31, 2019.

Daniel Ogbonna, Senior Vice President and Chief Financial Officer commented: “I am pleased to announce the signing of this facility. This allows us to continue to invest in our offshore Nigeria assets, which we believe will create attractive returns for our shareholders.”

The Facility will be used to fund EPNL’s planned drilling of the Oyo-9 well offshore Nigeria. In connection with the new Facility EPNL entered into an exclusive off-take agreement with Glencore Energy UK Ltd. on January 18, 2017 for EPNL’s entire volumes of oil arising from the Company’s Oil Mining Leases 120 and 121. The Oyo-9 well is expected to add an additional 6,000-7,000 barrels of oil per day to current Oyo field production.

The Facility is supported by a guarantee from The Standard Bank of South Africa Limited (the SBSA Guarantee). The SBSA Guarantee must be entered into by the parties thereto as a condition precedent to the initial drawdown on the Facility. The Facility is subject to further conditions to closing, as is customary with such facilities.

In connection with the Facility, the Company, EPNL, the Lender and EPNL’s existing secured lender Zenith Bank PLC (Zenith) also entered into an Override Deed (the Override Deed) that establishes, inter alia, pro-rata rights of the Lender and Zenith in respect of the proceeds from the Off-take Contract, sets out pro-rata sharing of enforcement proceeds between the Lender and Zenith and grants the necessary consents to EPNL to enter into the Facility and related documents.

Canaccord Genuity Ltd. acted as financial advisor to Erin Energy in regard to the Facility.

Additional details regarding the Facility, the Financing Support Agreement and the Override Deed are available in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Erin Energy Corporation is an independent oil and gas exploration and production company focused on energy resources in sub-Saharan Africa. Its asset portfolio consists of 9 licenses across 4 countries covering an area of 40,000 square kilometres (10 million acres), including current production and other exploration projects offshore Nigeria, as well as exploration licenses offshore Ghana, Kenya and Gambia, and onshore Kenya. Erin Energy is headquartered in Houston, Texas, and is listed on the New York and Johannesburg Stock Exchanges under the ticker symbol ERN. More information about Erin Energy can be found at www.erinenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.

The Company’s actual results could differ materially from those anticipated or implied in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully finance, drill, produce and/or develop the wells and prospects identified in this release, and risks and other risk factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

Source:  Erin Energy Corporation

Investors and media:
Lionel C. McBee, +1 713 797 2960

lionel.mcbee@erinenergy.com